    As Filed With the Securities and Exchange Commission on January 31, 1997
                                                       Registration No. 33-74608

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                          CORTEX PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                Delaware                               33-0303583
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)            Identification Number)


                15241 Barranca Parkway, Irvine, California 92618
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                             ----------------------


             1989 INCENTIVE STOCK OPTION, NONQUALIFIED STOCK OPTION
                             AND STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLAN)


                             ----------------------


         Vincent F. Simmon, Ph.D., President and Chief Executive Officer
                          Cortex Pharmaceuticals, Inc.
                15241 Barranca Parkway, Irvine, California 92618
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (714) 727-3157
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                    Copy to:
                             Lawrence B. Cohn, Esq.
          Stradling, Yocca, Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660

                          DEREGISTRATION OF SECURITIES

          Pursuant to Item 512(a)(3) of Regulation S-B, the Registrant is filing this Post-Effective Amendment No. 1 to Registration Statement to remove from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date of filing this Post-Effective Amendment No. 1 to Registration Statement.

     Accordingly:

     (1) the offering is hereby terminated; and

     (2) the Registrant hereby removes from registration 160,000 shares of Common Stock, representing all securities which remain unsold as of the date of filing this Post-Effective Amendment No. 1 to the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 31st day of January, 1997.

                                   CORTEX PHARMACEUTICALS, INC.


                                   By:  /s/ Vincent F. Simmon, Ph.D.
                                        -------------------------------------
                                        Vincent F. Simmon, Ph.D.
                                        President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.





         Signature                     Title                        Date
         ---------                     -----                        ----


/s/ Vincent F. Simmon, Ph.D.
-------------------------        President, Chief Executive    January 31, 1997
Vincent F. Simmon, Ph.D.         Officer, and Director


/s/ D. Scott Hagen
-------------------------        Vice President, Chief         January 31, 1997
D. Scott Hagen                   Financial Officer and
                                 Secretary (Principal
                                 Financial and Accounting
                                 Officer)


/s/ Harvey S. Sadow, Ph.D.
-------------------------        Chairman of the Board and     January 31, 1997
Harvey S. Sadow, Ph.D.           Director












                        (signatures continued next page)

/s/ Robert F. Allnutt
---------------------------        Director                 January 31, 1997
Robert F. Allnutt


/s/ Carl W. Cotman, Ph.D.
---------------------------        Director                 January 31, 1997
Carl W. Cotman, Ph.D.


/s/ Michael G. Grey
---------------------------        Director                 January 31, 1997
Michael G. Grey


/s/ Davis L. Temple, Jr., Ph.D.
---------------------------        Director                 January 31, 1997
Davis L. Temple, Jr., Ph.D.